UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2023 (November 28, 2023)

Trinity Place Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of Principal Executive Offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on September 6, 2023, Trinity Place Holdings Inc. (the “Company”) and its subsidiary borrower (the “Mortgage Borrower”) under the Master Loan Agreement, dated as of October 22, 2021 (the “Mortgage Loan Agreement”), by and between the Mortgage Borrower and Macquarie PF Inc., as lender and administrative agent (the “Mortgage Lender”), entered into a forbearance agreement effective as of September 1, 2023 (the “Forbearance Agreement”), pursuant to which, among other things, the Mortgage Lender agreed to forbear from exercising its rights and remedies during the Forbearance Period, as defined below, with respect to any failure by the Mortgage Borrower to make payments under the Mortgage Loan Agreement, including, without limitation, interest payments due on September 1, 2023 and principal and interest payments due at maturity, and achieve any Milestone Construction Hurdles or to satisfy the Quarterly Sales Hurdle (each as defined in the Mortgage Loan Agreement) or make the related prepayment as and when required, until the earliest of November 15, 2023 and the occurrence of certain other specified events (the “Forbearance Period”). The Forbearance Period terminated in accordance with the terms of the Forbearance Agreement. On November 28, 2023, the Company, Mortgage Borrower and Mortgage Lender entered into an agreement pursuant to which, among other things, the Mortgage Lender agreed to reinstate the Forbearance Period effective as of November 15, 2023 and extend the Forbearance Period to December 20, 2023, as such date may be further extended by the Mortgage Lender in its sole discretion by written notice to the Mortgage Borrower. In connection with certain of the Proposed Transactions, as defined below, the parties also agreed to non-binding terms which contemplate certain amendments to the Mortgage Loan Agreement, including among others, an extension of the maturity date by two years, subject to an extension by an additional one year period if certain conditions are satisfied.

On December 1, 2023, the Company entered into an eighth amendment (the “CCF Amendment”) to the Credit Agreement, dated as of December 19, 2019 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “CCF”), by and between the Company, as borrower, certain subsidiaries of the Company as guarantors, and TPHS Lender LLC, as initial lender (the “CCF Lender”) and as administrative agent which provided among other things for the provision of incremental term loan advances under the CCF in the amount of $750,000, with the first $375,000 being provided upon execution of the CCF Amendment and the second $375,000 to be provided upon and subject to board approval of definitive agreements in respect of certain proposed transactions with the CCF Lender and/or its affiliates, on the terms set forth in a non-binding term sheet (the “Proposed Transactions”) and the filing of preliminary materials with the Securities and Exchange Commission (“SEC”) for the solicitation of the vote or consent of the Company’s stockholders, if required. The CCF Amendment also amends the Company’s forbearance agreement with the CCF Lender with respect to certain additional defaults in respect of which the CCF Lender is forbearing. The terms of such forbearance agreement are otherwise unchanged.

The Company continues to explore strategic and financing alternatives.  There can be no assurance that any such transactions, including the Proposed Transactions, will be entered into or consummated before the Forbearance Period expires, and that the Mortgage Lender will not exercise its rights and remedies, including seeking to foreclose on the 77 Greenwich property and assets securing the loan, among other remedies, or before the forbearance periods under the previously disclosed forbearance agreements with the CCF Lender and lender under the Company’s mezzanine loan expire, and that the lenders thereunder will not exercise their respective rights and remedies. Any definitive agreements if entered into would be subject to conditions to closing, including stockholder approval if applicable, and there is no assurance that such transactions would be consummated on terms or a timeframe acceptable to the Company or at all. Even if a strategic transaction and/or other transaction(s) are entered into, the benefits to stockholders, if any, of such transactions are uncertain. There can also be no assurance that the Company will be able to obtain additional forbearance from the Mortgage Lender or the other lenders or complete a restructuring or refinancing and/or obtain an acceptable waiver or amendment under all or any of the facilities on terms acceptable to the Company, or at all, or that the Company’s cash position will extend through the date on which forbearance terminates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K with respect to the CCF Amendment is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 29, 2023, the Company received a deficiency letter (the “Deficiency Letter”) from the NYSE American LLC (the “NYSE American”) indicating that the Company is not in compliance with the NYSE American continued listing standards set forth in Sections 1003(a)(i) and (ii) of the NYSE American Company Guide (the “Guide”). Section 1003(a)(i) of the Guide requires a listed company’s stockholders’ equity be at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. Section 1003(a)(ii) of the Guide requires a listed company’s stockholders’ equity be at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Deficiency Letter noted that the Company reported a stockholders’ deficit of $(1.2) million as of September 30, 2023, and losses from continuing operations and/or net losses in three of its four most recent fiscal years ended December 31, 2022.

In order to maintain the Company’s listing on the NYSE American, the NYSE American has requested that the Company submit a plan of compliance (the “Plan”) by December 29, 2023 advising of actions it has taken or will take to regain compliance with Section 1003(a)(i) and (ii) of the Guide by May 29, 2025.

The Company’s management has begun its analysis regarding submission of the Plan to the NYSE American by the December 29, 2023 deadline. If the NYSE American accepts the Company’s Plan, the Company will have an eighteen (18) month cure period to comply with the Plan and be able to continue its listing during such period and will be subject to continued periodic review by the NYSE American staff. If the Plan is not submitted, or not accepted, or is accepted but the Company does not make progress consistent with the Plan during the Plan period, the Company will be subject to delisting procedures as set forth in the Guide.

The Company intends to consider available options to regain compliance with the stockholders’ equity requirement. No decisions have been made at this time, although certain transactions under consideration by the parties may position the Company to submit a Plan and, if consummated, meet the listing standards. There can be no assurance that the Company will be able to achieve compliance with the NYSE American’s continued listing standards within the required time frames.

The Deficiency Letter has no immediate impact on the listing of the Company’s shares of common stock (the “Common Stock”), which will continue to be listed and traded on the NYSE American during this period, subject to the Company’s compliance with the other listing requirements of the NYSE American. The Common Stock will continue to trade under the symbol “TPHS”, but will have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance”. The Deficiency Letter does not affect the Company’s ongoing business operations or its reporting requirements with the SEC.

If the Common Stock ultimately were to be delisted for any reason, it could negatively impact the Company and its stockholders by (i) reducing the liquidity and market price of the Company’s Common Stock; (ii) reducing the number of investors willing to hold or acquire the Common Stock, which in turn could potentially negatively impact the Company’s ability to raise equity financing; and (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and/or (iv) impairing the Company’s ability to provide equity incentives to its employees.

Item 7.01 Regulation FD Disclosure.

On December 4, 2023, in accordance with the NYSE American’s procedures, the Company issued a press release discussing the matters disclosed in Item 3.01 above. A copy of the press release is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 7.01.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibit hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated December 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include the risks and uncertainties, as well as the other factors, described in more detail in the Company’s most recent Annual Report on Form 10-K and its subsequent filings with the SEC. The forward-looking statements contained herein speak only as of the date hereof, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: December 4, 2023	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer